Exhibit 10.2

AGREEMENT OF TERMLESS SHARE MANAGEMENT (IRREVOCABLE TRUST)
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Chisinau	“12” June 2002

Asconi SRL, Chisinau, represented by Mr. Jitaru Constantin general director, acting on basis of the Charter, hereinafter referred to as “the Shareholder”, on one side, and Talmaci Irina acting as a natural person, hereinafter referred to as “the Shareowner”, on the other side, hereinafter referred to collectively as “the Parties”, have entered into this Agreement as follows:

1.    SUBJECT OF THE CONTRACT

1.1    The Shareowner is obliged to deliver the 5,200 (five thousand two hundred) shares of Vitis Hincesti SA to the Shareholder for termless share management (irrevocable trust).

1.2    The Shareholder is obliged to accept the 5,200 (five thousand two hundred) shares of Vitis Hincesti SA from the Shareowner for termless share management (irrevocable trust).

2.    DELIVERY DATE

2.1    The date of this agreement signing is considered as date of delivery of the shares of Vitis Hincesti SA for termless management (in irrevocable trust).

2.2    The right for termless management (irrevocable trust) of Vitis Hncesti SA shares is considered as the date when this Agreement was signed

3.    DELIVERY-ACCEPTANCE FOR TERMLESS SHARE MANAGEMENT (IRREVOCABLE TRUST)

3.1    The shares of Vitis Hincesti SA are considered as quantitatively delivered for termless share management (irrevocable trust) in accordance with the statement from the share register.

3.2    The Shareowner provides the Shareholder with all the necessary documentation for shares.

4.    ARBITRATION

4.1    Any dispute and controversy that result or relate to the present Agreement must be resolved by means of bilateral negotiations between the Parties. In case the Parties are unable to resolve the disputes by means of negotiations, the Arbitration Court at the plaintiff’s location shall resolve such disputes. The Arbitration judgment is final for both Parties.

5.    FORCE MAJOR

5.1    In case of Force major circumstances (fire, flood, earthquake, war or regional conflicts or other factors of social instability, having an influence on the Agreement execution), not stipulated by this Agreement shall postpone in proportion with the period of these circumstances duration.

5.2    The Shareholder shall notify the Shareowner of the force major circumstances appearance with the attested letter and a confirming document

JURIDICAL ADDRESS AND BANKING DETAILS OF THE PARTIES

Shareowner	Shareholder—trustee

Irina Talmaci /S/ IRINA TALMACI	Asconi SRL /S/ CONSTANTIN JITARU

0991311037965	F/c 231582/6700446

A 03045463 of 11/16/99, of. 03	Universalbank, 280101803

59/2 Vasile Lupu str., apt. 14	22240001016 Chisinau

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